UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2017

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective October 20, 2017, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”), completed its previously announced merger (the “Merger”) with NorthStar Banking Corporation, a Florida corporation (“NSBC”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated May 18, 2017, by and among Seacoast, Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“Seacoast National”), NSBC and NSBC’s wholly-owned subsidiary, NorthStar Bank, a Florida chartered bank (“NorthStar Bank”). At the effective time of the Merger (the “Effective Time”), NSBC merged with and into Seacoast, with Seacoast as the surviving corporation and immediately following the Merger, NorthStar Bank merged with and into Seacoast National, with Seacoast National continuing as the surviving bank.

Pursuant to the Merger Agreement, holders of NSBC common stock received (i) 0.5605 (the “Exchange Ratio”) of a share of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) and (ii) $2.40 in cash (the “Cash Consideration”) for each share of NSBC common stock held immediately prior to the Effective Time. The aggregate transaction value, including options, is approximately $32.5 million.

Immediately prior to the Merger, outstanding NSBC stock options, restricted stock units and other equity-based awards (i) vested in accordance with their terms, (ii) were exercised in accordance with their terms and/or (iii) terminated.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 20, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 18, 2017, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, NorthStar Banking Corporation and NorthStar Bank (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on May 24, 2017).

99.1	Press Release dated October 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: October 24, 2017